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                                                                    Exhibit 23.6

                    CONSENT OF GRIFFIN FINANCIAL GROUP, LLC

      We hereby consent to the inclusion of our opinion letter to the Board of Directors of Slippery Rock Financial Corp. ("Slippery Rock"), dated June 9, 2004 that forms a part of the Amendment No. 1 of the Registration Statement on Form S-4 relating to the proposed merger of Slippery Rock with and into F.N.B. Corporation, as Appendix B to the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


GRIFFIN FINANCIAL GROUP, LLC

/s/ Griffin Financial Group, LLC

Reading, Pennsylvania
July __, 2004